EXHIBIT 23.2


                         Consent of Independent Auditors



     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the OneLink Communications, Inc. 1994 Stock Option Plan of our report dated February 18, 1997 with respect to the financial statements of OneLink Communications, Inc. (formerly MarketLink, Inc.) for the year ended December 31, 1996 included in its Annual Report (Form 10-KSB), filed with the Securities and Exchange Commission.





                                               /s/ Ernst & Young LLP



Minneapolis, Minnesota
April 16, 1997